UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2024

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Ridder Park Drive, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LITE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2024, the board of directors (the “Board”) of Lumentum Holdings Inc. (the “Company”) appointed Paul Lundstrom to serve as a member of the Board, effective immediately. Concurrent with his appointment to the Board, Mr. Lundstrom was also appointed to serve on the Audit Committee of the Board. Mr. Lundstrom will serve an initial term of office expiring at the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified. The Company announced Mr. Lundstrom’s appointment in a press release, which is attached as Exhibit 99.1.

Mr. Lundstrom, 49, has served as Chief Financial Officer at Copeland, a global leader in sustainable climate solutions, since August 2024. Prior to Copeland, from September 2020 until August 2024, he was the Chief Financial Officer of Flex Ltd., where he was a key member of the team that led the analysis, carve-out and IPO for Nextracker, and he served as a member of the Nextracker Board of Directors until 2024. Prior to Flex, Mr. Lundstrom served as the Chief Financial Officer for Aerojet Rocketdyne Holdings, Inc., a rocket, missile and energetics propulsion manufacturer, from November 2016 until September 2020. Mr. Lundstrom held a number of senior finance leadership roles while at United Technologies (now RTX Corporation) and prior to that he held finance roles at Carrier Corporation and Hamilton Sundstrand. Lundstrom holds a Bachelor of Science degree from Truman State University and a Master of Business Administration degree from Columbia University.

In accordance with the Company’s Outside Director Compensation Policy, the terms of which were described in the Company’s proxy statement for its 2024 annual meeting of stockholders, Mr. Lundstrom is entitled to cash and equity compensation for his service on the Board. Mr. Lundstrom will also enter into the Company’s standard form of indemnification agreement, which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Lundstrom and any other persons pursuant to which he was selected as a member of the Board. There are also no family relationships between Mr. Lundstrom and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release entitled “Lumentum Appoints New Board Member” dated December 12, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Jae Kim
	Name:	Jae Kim
	Title:	Senior Vice President, General Counsel and Secretary

December 12, 2024